Exhibit 99.2

PRESIDIO, INC.

2017 LONG-TERM INCENTIVE PLAN

Section 1. Purpose; Definitions

The purpose of this Plan (as hereinafter defined) is to further the growth and success of the Company and its Subsidiaries (each as hereinafter defined) by enabling directors, employees, consultants, and other service providers of the Company and/or its Subsidiaries to acquire Shares (as hereinafter defined), thereby increasing their personal interest in such growth and success, and to provide a means of rewarding outstanding performance by such persons to the Company and/or its Subsidiaries.

Certain terms used herein have definitions given to them in the first place in which they are used. In addition, for purposes of this Plan, the following terms are defined as set forth below:

“Affiliate” means with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, such Person and/or one or more Affiliates thereof. As used in this definition, the term “control,” including the correlative terms “controlling,” “controlled by,” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies (whether through the ownership of securities or any partnership or other ownership interests, by contract or otherwise) of a Person. The term “Affiliate” shall not include at any time any portfolio companies of any funds managed by Apollo Global Management, LLC, including any portfolio companies of any Investor.

“Applicable Exchange” means the NASDAQ Stock Market, or, in the event the Common Stock is not listed on such exchange, such other national securities exchange on which the Shares are principally listed or quoted.

“Award” means an Option, Restricted Stock, a Stock Appreciation Right, a Restricted Stock Unit, a Performance Stock Unit, or an Other Long-Term Incentive Award granted pursuant to the terms of this Plan.

“Award Agreement” means a written or electronic agreement, contract, or other instrument or document evidencing the grant of an Award that has been duly authorized and approved by the Board or the Committee.

“Board” means the Board of Directors of the Company.

“Cause” means, unless otherwise defined in a Participant’s Award Agreement, (a) any definition of “Cause” in a Participant’s Individual Agreement; or (b) if no such Individual Agreement is in effect or if any such Individual Agreement in effect does not define “Cause,” then a Termination of Employment based upon any one of the following, as determined in good faith by the Board: (i) failure to abide by reasonable rules and regulations governing the transaction of business of the Company as the Company may from time to time approve; (ii) persistent inattention to duties (as opposed to unsatisfactory performance of duties); (iii) the commission of acts within employment with or service to the Company amounting to gross negligence or willful misconduct; (iv) misappropriation of funds or property of the Company or committing any fraud against the Company or against any other Person in the course of employment with or service to the Company; (v) misappropriation of any corporate opportunity, or otherwise obtaining personal profit from any transaction that is adverse to the interests of the Company or to the benefits of which the Company is entitled; (vi) commission of a felony or other crime involving moral turpitude; (vii) chronic substance abuse, including, without limitation, abuse of alcohol, drugs, or other substances or use of illegal narcotics or substances, or possession of illegal narcotics or substances on Company premises or while performing duties and responsibilities; or (viii) material violation of any of the terms of any agreement between the Participant and the Company or any of its Subsidiaries; provided that the Company shall provide the Participant written notice of the Company’s determination of the existence of Cause, and, with respect to clauses (i), (ii), (iii), and (viii), the Participant shall have a reasonable period of time, not to exceed 10 days, to cure to the extent subject to cure.

“Change in Control” has the meaning set forth in Section 9(b).

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto. Reference to any specific section of the Code shall be deemed to include such regulations and guidance issued in respect thereof, as well as any successor provision of the Code.

“Commission” means the Securities and Exchange Commission or any successor agency.

“Committee” means the Compensation Committee of the Board, or such other committee of the Board as the Board may from time to time designate.

“Common Stock” means common stock, par value $0.01 per share, of the Company.

“Company” means Presidio, Inc., a Delaware corporation.

“Corporate Transaction” has the meaning set forth in Section 3(c).

“Director Awards” has the meaning set forth in Section 3(a).

“Disability” means, unless otherwise defined in a Participant’s Award Agreement, (a) any definition of “Disability” in a Participant’s Individual Agreement; or (b) if no such Individual Agreement is in effect or if any such Individual Agreement in effect does not define “Disability,” then the circumstance in which a Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident, disability, or health plan covering employees of the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Disability shall in all instances mean “permanent and total disability” as defined in Section 22(e)(3) of the Code, and, with respect to each Award that constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code, Disability shall in all instances mean “disability” as defined under Section 409A of the Code.

“Disaffiliation” of a Subsidiary or Affiliate of the Company means the Subsidiary’s or Affiliate’s ceasing to be a Subsidiary or Affiliate of the Company for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by the Company, of the stock of the Subsidiary or Affiliate) or a sale of a division of the Company and its Affiliates.

“Effective Date” has the meaning set forth in Section 13(o).

“Eligible Individuals” means directors, employees, consultants, and other service providers of the Company or any of its Subsidiaries or Affiliates on the date of the grant.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

“Fair Market Value” means the closing price of a share of the Common Stock on the Applicable Exchange on the date of measurement, or if Shares were not traded on the Applicable Exchange on such measurement date, then on the next preceding date on which Shares were traded on the Applicable Exchange, all as reported by such source as the Committee may select. If the Common Stock is not listed on a national securities exchange, but is listed on another established securities market on the date of measurement and the Common Stock is readily tradable, Fair Market Value shall be the closing price of a share of the Common Stock on the established securities market on the date of measurement, or if Shares were not traded on the established securities market on such measurement date, then on the next preceding date on which Shares were traded on the established securities market, all as reported by such source as the Committee may select. If the Common Stock is not listed on a national securities exchange or another established securities market on which the Shares are readily tradable, Fair Market Value shall be determined by the Committee in its good faith discretion, taking into account, to the extent appropriate, the requirements of Section 409A of the Code.

“Free-Standing SAR” has the meaning set forth in Section 5(b).

“Grant Date” means (a) the date on which the Committee by resolution selects an Eligible Individual to receive a grant of an Award and determines the number of Shares to be subject to such Award or the formula for earning a number of Shares or cash amount, or (b) such later date as the Committee shall provide in such resolution.

“Incentive Stock Option” means any Option designated as, and qualified as, an “incentive stock option” within the meaning of Section 422 of the Code.

“Individual Agreement” means an employment, consulting, severance, or similar written agreement between a Participant and the Company or one of its Subsidiaries or Affiliates.

“Investors” means, collectively, Apollo Management VIII, L.P., a Delaware limited partnership, and each of its Affiliates (including AP VIII Presidio Holdings, L.P., a Delaware limited partnership, but excluding the Company and its Subsidiaries) and any other investment fund or vehicle managed by Apollo Management VIII, L.P. or any of its Affiliates (including any successors or assigns of any such manager).

“Nonqualified Stock Option” means any Option that is not an Incentive Stock Option.

“Option” means an Award granted under Section 5.

“Other Long-Term Incentive Award” means an Award granted under Section 8.

“Parent” has the definition set forth in Section 424(e) of the Code.

“Participant” shall have the meaning set forth in Section 4.

“Performance Goals” means the performance goals established by the Committee in connection with the grant of a Performance Stock Unit, to be achieved during a Performance Period.

“Performance Period” means a performance period established by the Committee at the time any Performance Stock Unit is granted.

“Performance Stock Unit” means any Award granted under Section 7, which may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, or any combination thereof, upon achievement of such Performance Goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

“Person” has the meaning set forth in Section 13(d) or 14(d) of the Exchange Act.

“Plan” means the Presidio, Inc. 2017 Long-Term Incentive Plan, as set forth herein and as hereinafter amended from time to time.

“Restricted Stock” means an Award granted under Section 6.

“Restricted Stock Units” means an Award granted under Section 7.

“Restriction Period” has the meaning set forth in Section 6(b)(ii).

“Rule 16b-3” means Rule 16b-3, as promulgated by the Commission under Section 16(b) of the Exchange Act, as amended from time to time.

“Section 16(b)” has the meaning set forth in Section 13(j).

“Shares” means shares of Common Stock.

“Stock Appreciation Right” means an Award granted under Section 5.

“Subsidiary” means, with respect to any Person, any corporation or other entity of which the Person owns securities or interests having a majority, directly or indirectly, of the ordinary voting power in electing the board of directors, managers, general partners, or similar governing Persons thereof; provided that with respect to Incentive Stock Options, Subsidiary has the same meaning as set forth in Section 424(f) of the Code.

“Tandem SAR” has the meaning set forth in Section 5(b).

“Term” means the maximum period during which an Option or Stock Appreciation Right may remain outstanding, subject to earlier termination upon Termination of Employment or otherwise, as specified in the applicable Award Agreement.

“Termination Date” shall have the meaning set forth in Section 11(a).

“Termination of Employment” means the termination of the applicable Participant’s employment with, or performance of services for, the Company and any of its Subsidiaries or Affiliates. Unless otherwise determined by the Committee, if a Participant’s employment with, or membership on a board of directors of, the Company or its Affiliates terminates but such Participant continues to provide services to the Company or its Affiliates in a non-employee director capacity or as an employee, as applicable, such change in status shall not be deemed a Termination of Employment. A Participant employed by, or performing services for, a Subsidiary, an Affiliate, or a division of the Company or its Affiliates shall be deemed to incur a Termination of Employment if, as a result of a Disaffiliation, such Subsidiary, Affiliate, or division ceases to be a Subsidiary, Affiliate, or division, as the case may be, of the Company or its Affiliates, and the Participant does not immediately thereafter become an employee of (or service provider for), or member of the board of directors of, the Company or another Subsidiary or Affiliate of the Company. Temporary absences from employment because of illness, vacation, or leave of absence and transfers among the Company and its Subsidiaries and Affiliates shall not be considered Terminations of Employment. Notwithstanding the foregoing, with respect to any Award that constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code, “Termination of Employment” shall mean a “separation from service” as defined under Section 409A of the Code.

Section 2. Administration

(a) This Plan shall be administered by the Committee, which shall be appointed by and serve at the pleasure of the Board. Unless otherwise provided by the Board, the Committee shall be composed of not less than two (2) directors (or such greater number as may be required by applicable law or the rules of an Applicable Exchange), each of whom shall be a “non-employee director” within the meaning of Rule 16b-3 or any successor rule of similar import and, to the extent required by an Applicable Exchange, an “independent director” within the meaning of such Applicable Exchange. The Committee shall have plenary authority to grant Awards pursuant to the terms of this Plan to Eligible Individuals. Among other things, the Committee shall have the authority, subject to the terms and conditions of this Plan:

(i) to select the Eligible Individuals to whom Awards may from time to time be granted;

(ii) to determine whether and to what extent Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Stock Units, Other Long-Term Incentive Awards, or any combination thereof, are to be granted hereunder;

(iii) to determine the number of Shares to be covered by each Award granted hereunder;

(iv) to determine the terms and conditions of each Award granted hereunder, based on such factors as the Committee shall determine;

(v) subject to Section 11, to modify, amend, or adjust the terms and conditions of any Award;

(vi) to adopt, alter, and repeal such administrative rules, guidelines, and practices governing this Plan as it shall from time to time deem advisable;

(vii) to accelerate the vesting or lapse of restrictions of any outstanding Award, based in each case on such considerations as the Committee in its sole discretion determines;

(viii) to increase or to reduce the exercise price of any or all outstanding Options or Stock Appreciation Rights, provided that such increase or reduction does not violate Section 409A of the Code;

(ix) to interpret the terms and provisions of this Plan and any Award issued under this Plan (and any agreement relating thereto) and to make any determinations of fact required in connection with interpreting the terms and provisions of this Plan or any Award;

(x) to establish any “blackout” period that the Committee in its sole discretion deems necessary or advisable;

(xi) to determine whether, to what extent, and under what circumstances cash, Shares, and other property and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of the Participant;

(xii) to decide all other matters that must be determined in connection with an Award; and

(xiii) to otherwise administer this Plan.

(b) Procedures.

(i) The Committee may act only by a majority of its members then in office, except that the Committee may, except to the extent prohibited by applicable law or the listing standards of the Applicable Exchange and subject to Section 13(j), allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any Person or Persons selected by it.

(ii) Any authority granted to the Committee may also be exercised by the full Board. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

(c) Discretion of Committee. Any determination made by the Committee or by an appropriately delegated officer pursuant to delegated authority under the provisions of this Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of this Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of this Plan shall be final and binding on all Persons, including, without limitation, the Company, Participants, and Eligible Individuals.

(d) Award Agreements. The terms and conditions of each Award, as determined by the Committee, shall be set forth in an Award Agreement, which shall be delivered to the Participant receiving such Award upon, or as promptly as is reasonably practicable following, the grant of such Award. The effectiveness of an Award shall not be subject to the Award Agreement’s being signed by the Company and/or the Participant receiving the Award unless specifically so provided herein or in the Award Agreement. Award Agreements may be amended only in accordance with Section 11 hereof.

Section 3. Common Stock Subject to Plan

(a) Plan Maximums. The maximum number of Shares that may be delivered to Participants and their beneficiaries under this Plan shall be 7,200,000 Shares. The maximum number of Shares that may be delivered pursuant to Options intended to be Incentive Stock Options shall be 1,600,000 Shares. No Participant may be granted (i) Options and Stock Appreciation Rights covering in excess of 1,600,000 Shares, (ii) Restricted Stock, Restricted Stock Units, or Performance Stock Units covering in excess of 550,000 Shares, or (iii) Other Long-Term Incentive Awards covering in excess of 550,000 Shares, in each such case, during any given fiscal year of the Company. Notwithstanding anything herein to the contrary, the Committee shall have the exclusive authority to issue awards to members of the Board who are not also employees of the Company or any Subsidiary (“Director Awards”), which may consist of, but not be limited to, Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Stock Units, and/or Other Long-Term Incentive Awards; provided, however, that the maximum grant date fair value for Director Awards that may be issued to any one non-employee director during any given fiscal year of the Company is $500,000.

(b) Rules for Calculating Shares Delivered.

(i) To the extent that any Award is forfeited, or any Option and the related Tandem SAR (if any) or Free-Standing SAR terminates, expires, or lapses without being exercised, the Shares subject to such Awards not delivered as a result thereof shall again be available for Awards under this Plan.

(ii) If the exercise price of any Option and/or the tax withholdings relating to any Award are satisfied by delivering Shares to the Company (by either actual delivery or by attestation), only the number of Shares issued net of the Shares delivered or attested to shall be deemed delivered for purposes of the limits set forth in Section 3(a). To the extent any Shares subject to an Award are withheld to satisfy the exercise price (in the case of an Option) and/or the maximum rate (or such lower rate as the Company may elect or as may be required) of tax withholdings relating to such Award, such Shares shall not be deemed to have been delivered for purposes of the limits set forth in Section 3(a).

(c) Adjustment Provision. In the event of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, Disaffiliation, or similar event affecting the Company or any of its Subsidiaries, including a Change in Control (each, a “Corporate Transaction”), the Committee or the Board may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (i) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under this Plan, (ii) the various maximum limitations set forth in Section 3(a) upon certain types of Awards, (iii) the number and kind of Shares or other securities subject to outstanding Awards, and (iv) the exercise price of outstanding Options and Stock Appreciation Rights. In the event of a stock dividend, stock split, reverse stock split, separation, spinoff, reorganization, extraordinary dividend of cash or other property, share combination, or recapitalization or similar event affecting the capital structure of the Company, the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under this Plan, (B) the various maximum limitations set forth in Section 3(a) upon certain types of Awards, (C) the number and kind of Shares or other securities subject to outstanding Awards, and (D) the exercise price of outstanding Options and Stock Appreciation Rights. In the case of Corporate Transactions, such adjustments may include, without limitation, (1) the cancellation of outstanding Awards in exchange for payments of cash, property, or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion (it being understood that (x) in the case of a Corporate Transaction with respect to which stockholders of Common Stock receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of an Option or Stock Appreciation Right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Corporate Transaction over the exercise price of such Option or Stock Appreciation Right conclusively shall be deemed valid and (y) any Option or Stock Appreciation Right with an exercise price equal to or greater than such value of such consideration may be cancelled without payment therefor), (2) the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the Shares subject to outstanding Awards, and (3) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected Subsidiary, Affiliate, or division or by the entity that controls such Subsidiary, Affiliate, or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Company securities). Any adjustment under this Section 3(c) need not be the same for all Participants.

(d) Section 409A. Notwithstanding anything in this Section 3 to the contrary: (i) any adjustments made pursuant to this Section 3 to Awards that constitute a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code, and (ii) any adjustments made pursuant to this Section 3 to Awards that do not constitute a “nonqualified deferred compensation plan” subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustment, the Awards either (A) continue not to be subject to Section 409A of the Code or (B) comply with the requirements of Section 409A of the Code.

Section 4. Eligibility

Awards may be granted under this Plan to Eligible Individuals. Each such Person to whom an Award is granted under this Plan is referred to herein as a “Participant.”

Section 5. Options and Stock Appreciation Rights

(a) Types of Options. Options may be of two types: Incentive Stock Options and Nonqualified Stock Options. The Award Agreement for an Option shall indicate whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

(b) Types and Nature of Stock Appreciation Rights. Stock Appreciation Rights may be “Tandem SARs,” which are granted in conjunction with an Option, or “Free-Standing SARs,” which are not granted in conjunction with an Option. Upon the exercise of a Stock Appreciation Right, the Participant shall be entitled to receive an amount in cash, Shares, or both, in value equal to the product of (i) the excess of the Fair Market Value of one Share over the exercise price of the applicable Stock Appreciation Right, multiplied by (ii) the number of Shares in respect of which the Stock Appreciation Right has been exercised. The applicable Award Agreement shall specify whether such payment is to be made in cash or Common Stock or both, or shall reserve to the Committee the right to make that determination prior to or upon the exercise of the Stock Appreciation Right.

(c) Tandem SARs. A Tandem SAR may be granted at the Grant Date of the related Option. A Tandem SAR shall be exercisable only at such time or times and to the extent that the related Option is exercisable in accordance with the provisions of this Section 5, and shall have the same exercise price as the related Option. A Tandem SAR shall terminate or be forfeited upon the exercise or forfeiture of the related Option, and the related Option shall terminate or be forfeited upon the exercise or forfeiture of the Tandem SAR.

(d) Exercise Price. The exercise price per Share subject to an Option or Free-Standing SAR shall be determined by the Committee and set forth in the applicable Award Agreement, and shall not be less than the Fair Market Value of a share of the Common Stock on the applicable Grant Date, or in the event of any change in the exercise price of such Option or Free-Standing SAR, on the date the repricing becomes effective.

(e) Additional Rules for Incentive Stock Options. Notwithstanding any other provision of this Plan to the contrary, no Option that is intended to qualify as an Incentive Stock Option may be granted to any Participant who at the time of such grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless at the time such Option is granted the exercise price is at least 110% of the Fair Market Value of a Share and such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted. In addition, the aggregate Fair Market Value of the Common Stock (determined at the time an Option for the Common Stock is granted) for which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year, under all of the incentive stock option plans of the Company and of any Subsidiary, may not exceed $100,000. To the extent an Option that by its terms was intended to be an Incentive Stock Option exceeds this $100,000 limit, the portion of the Option in excess of such limit shall be treated as a Nonqualified Stock Option.

(f) No Repricing. Except as otherwise provided in Section 3(c), in no event will the Committee decrease the exercise price of an Option or Stock Appreciation Right after the Grant Date, or cancel outstanding Options or Stock Appreciation Rights and issue cash in exchange for such cancellation or grant replacement Options or Stock Appreciation Rights with a lower exercise price than that of the replaced Options or Stock Appreciation Rights or other Awards, without first obtaining the approval of the holders of a majority of the Shares who are present in person or by proxy at a meeting of the Company’s shareholders and entitled to vote.

(g) Term. The Term of each Option and each Free-Standing SAR shall be fixed by the Committee, but shall not exceed ten years from the Grant Date.

(h) Vesting and Exercisability. Except as otherwise provided herein, Options and Free-Standing SARs shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides that any Option or Free-Standing SAR will become exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine. In addition, the Committee may at any time accelerate the exercisability of any Option or Free-Standing SAR.

(i) Method of Exercise. Subject to the provisions of this Section 5, Options and Free-Standing SARs may be exercised, in whole or in part, at any time during the applicable Term by giving written notice of exercise to the Company or through the procedures established with the Company’s appointed third-party Option administrator specifying the number of Shares as to which the Option or Free-Standing SAR is being exercised; provided, however, that, unless otherwise permitted by the Committee, any such exercise must be with respect to a portion of the applicable Option or Free-Standing SAR relating to no less than the lesser of the number of Shares then subject to such Option or Free-Standing SAR or 50 Shares. In the case of the exercise of an Option, such notice shall be accompanied by payment in full of the purchase price (which shall equal the product of such number of Shares multiplied by the applicable exercise price) by certified or bank check or such other instrument as the Company may accept. If approved by the Committee, payment, in full or in part, may also be made as follows:

(i) Payments may be made in the form of unrestricted Shares (by delivery of such Shares or by attestation) based on the Fair Market Value of the Common Stock on the date the Option is exercised; provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned Shares may be authorized only at the time the Option is granted.

(ii) To the extent permitted by applicable law, payment may be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the purchase price, and, if requested, the amount of any maximum rate (or such lower rate as the Company may elect or as may be required) of applicable federal, state, local, or foreign withholding taxes. To facilitate the foregoing, the Company may, to the extent permitted by applicable law, enter into agreements for coordinated procedures with one or more brokerage firms. To the extent permitted by applicable law, the Committee may also provide for Company loans to be made for purposes of the exercise of Options.

(iii) Payment may be made by instructing the Company to withhold a number of Shares having a Fair Market Value (based on the Fair Market Value of the Common Stock on the date the applicable Option is exercised) equal to the product of (A) the exercise price multiplied by (B) the number of Shares in respect of which the Option shall have been exercised.

(j) Delivery; Rights of Stockholders. No Shares shall be delivered pursuant to the exercise of an Option until the exercise price therefor has been fully paid and applicable taxes have been withheld. The applicable Participant shall have all of the rights of a stockholder of the Company holding the class or series of Common Stock that is subject to the Option or Stock Appreciation Right (including, if applicable, the right to vote the applicable Shares and the right to receive dividends) when the Participant (i) has given written notice of exercise, (ii) if requested, has given the representation described in Section 13(a), and (iii) in the case of an Option, has paid in full for such Shares.

(k) Terminations of Employment. A Participant’s Options and Stock Appreciation Rights shall be forfeited upon such Participant’s Termination of Employment, except as set forth below:

(i) upon a Participant’s Termination of Employment for Cause, any Option or Stock Appreciation Right held by the Participant shall be forfeited, effective as of such Termination of Employment; and

(ii) upon a Participant’s Termination of Employment for any reason other than for Cause, any Option or Stock Appreciation Right held by the Participant that was exercisable immediately before the Termination of Employment may be exercised at any time until the earlier of (A) the 90th day following such Termination of Employment, and (B) expiration of the Term of such Option or Stock Appreciation Right.

Notwithstanding the foregoing, the Committee shall have the power, in its discretion, to apply different rules concerning the consequences of a Termination of Employment; provided, however, that if such rules are less favorable to the Participant than those set forth above, such rules are set forth in the applicable Award Agreement. If an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Option will thereafter be treated as a Nonqualified Stock Option.

(l) Nontransferability of Options and Stock Appreciation Rights. No Option or Free-Standing SAR shall be transferable by a Participant other than (i) by will or by the laws of descent and distribution, or (ii) in the case of a Nonqualified Stock Option or Free-Standing SAR, pursuant to a qualified domestic relations order or as otherwise expressly permitted by the Committee including, if so permitted, pursuant to a transfer to the Participant’s family members or to a charitable organization, whether directly or indirectly or by means of a trust or partnership or otherwise. For purposes of this Plan, unless otherwise determined by the Committee, “family member” shall have the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto. A Tandem SAR shall be transferable only with the related Option as permitted by the preceding sentence. Any Option or Stock Appreciation Right shall be exercisable, subject to the terms of this Plan, only by the applicable Participant, the guardian, or legal representative of such Participant, or any person to whom such Option or Stock Appreciation Right is permissibly transferred pursuant to this Section 5(l), it being understood that the term “Participant” includes such guardian, legal representative, and other transferee; provided, however, that the term “Termination of Employment” shall continue to refer to the Termination of Employment of the original Participant.

Section 6. Restricted Stock

(a) Awards and Certificates. Shares of Restricted Stock are actual shares issued to a Participant, and shall be evidenced by an Award Agreement and in such other manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of shares of Restricted Stock shall be registered in the name of such Participant, and any such certificate or book-entry registration shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award. The Committee may require that certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

(b) Terms and Conditions. Shares of Restricted Stock shall be subject to the following terms and conditions:

(i) The Committee shall, prior to or at the time of grant, condition the vesting or transferability of an Award of Restricted Stock upon the continued service of the applicable Participant or the attainment of performance goals, or the attainment of performance goals and the continued service of the applicable Participant. The conditions for grant, vesting, or transferability and the other provisions of Restricted Stock Awards (including, without limitation, any applicable performance goals) need not be the same with respect to each Participant.

(ii) Subject to the provisions of this Plan and the applicable Award Agreement, during the period, if any, set by the Committee, commencing with the Grant Date of such Award and until the date of satisfaction of all applicable vesting conditions (such period, the “Restriction Period”), the Participant shall not be permitted to sell, assign, transfer, pledge, or otherwise encumber shares of Restricted Stock.

(iii) Except as provided in this Section 6 and in the applicable Award Agreement, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company holding the class or series of Common Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the shares and the right to receive any cash dividends. In addition, and subject to Section 13(e) of this Plan, (A) cash dividends on the class or series of Common Stock that is the subject of the Restricted Stock Award may, at the election of the Committee, be reinvested in additional Restricted Stock, but in all instances any such dividends shall be held and payable subject to the vesting of the underlying Restricted Stock, and (B) subject to any adjustment pursuant to Section 3(c), dividends payable in Common Stock shall be paid in the form of Restricted Stock, to be held and payable subject to the vesting of the underlying Restricted Stock.

(iv) Except to the extent otherwise provided in the applicable Award Agreement, upon a Participant’s Termination of Employment for any reason during the Restriction Period, all shares still subject to restriction shall be forfeited by the Participant; provided, however, that the Committee shall have the discretion to waive, in whole or in part, any or all remaining restrictions with respect to any or all of such Participant’s shares of Restricted Stock.

(v) If and when any applicable performance goals are satisfied and the Restriction Period expires without a prior forfeiture of the Restricted Stock for which legended certificates have been issued, unlegended certificates for such shares shall be delivered to the Participant upon surrender of the legended certificates.

Section 7. Restricted Stock Units and Performance Stock Units

(a) Nature of Award. Restricted Stock Units and Performance Stock Units are Awards denominated in Shares that will be settled, subject to the terms and conditions of the Restricted Stock Units or Performance Stock Units, as applicable, either by delivery of Shares to the Participant or by the payment of cash based upon the Fair Market Value of a specified number of Shares.

(b) Terms and Conditions. Restricted Stock Units and Performance Stock Units shall be subject to the following terms and conditions:

(i) The Committee shall, prior to or at the time of grant, condition the grant, vesting, or transferability of Restricted Stock Units and Performance Stock Units (A) in the case of Restricted Stock Units, upon the continued service of the applicable Participant and (B) in the case of Performance Stock Units, upon the attainment of Performance Goals or both the attainment of Performance Goals and the continued service of the applicable Participant. The conditions for grant, vesting, or transferability and the other provisions of Restricted Stock Units and Performance Stock Units (including, without limitation, any applicable Performance Goals) need not be the same with respect to each Participant.

(ii) Subject to the provisions of this Plan and the applicable Award Agreement, during the Restriction Period, if any, set by the Committee, the Participant shall not be permitted to sell, assign, transfer, pledge, or otherwise encumber Restricted Stock Units and Performance Stock Units.

(iii) The Award Agreement for Restricted Stock Units and Performance Stock Units shall specify whether, to what extent and on what terms and conditions the applicable Participant shall be entitled to receive current or deferred payments of cash, Common Stock, or other property corresponding to the dividends payable on the Common Stock (subject to Section 13(e)); provided, however, that any such dividends shall be held and payable subject to the vesting and settlement of the underlying Restricted Stock Unit and Performance Stock Units.

(iv) Except as otherwise set forth in the applicable Award Agreement, upon a Participant’s Termination of Employment for any reason during the Restriction Period, all Restricted Stock Units and Performance Stock Units still subject to restriction shall be forfeited by such Participant; provided, however, that the Committee shall have the discretion to waive, in whole or in part, any or all remaining restrictions with respect to any or all of such Participant’s Restricted Stock Units and Performance Stock Units.

(v) Except to the extent otherwise provided in the applicable Award Agreement, an award of Restricted Stock Units and Performance Stock Units shall be settled as and when the Restricted Stock Units and Performance Stock Units vest (but in no event later than two and one-half months after the end of the fiscal year in which the Restricted Stock Units and Performance Stock Units vest).

Section 8. Other Long-Term Incentive Awards

Other Awards of Common Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based upon, Common Stock, including, without limitation, unrestricted stock, dividend equivalents, and convertible debentures, may be granted either alone or in conjunction with other Awards granted under this Plan. In addition, the Company may grant other long-term incentive Awards that are solely dollar-denominated, either alone or in conjunction with other Awards granted under this Plan. The maximum value of the property, including cash, that may be paid or distributed to any Participant pursuant to a grant of any Other Long-Term Incentive Award made in any one calendar year shall be $10,000,000.

Section 9. Change in Control Provisions

(a) Impact of Event. The Committee may, in its discretion, provide for the acceleration of vesting or exercisability of Awards either (i) upon a Change in Control, (ii) upon a specified date following a Change in Control, or (iii) upon specified Terminations of Employment following a Change in Control. The foregoing sentence shall not be construed to require that the Committee make any such provision. The Committee may provide for such treatment as a term of the Award or may provide for such treatment following the granting of the Award.

(b) Definition of Change in Control. For purposes of this Plan, unless otherwise provided in the applicable Award Agreement, a “Change in Control” shall mean the occurrence of any of the following events:

(i) the acquisition by any Person (other than the Investor, an Investor-controlled entity, any personnel affiliated with the Investor or an Investor-controlled entity, or any Affiliate of the Company immediately prior to such acquisition) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50%, indirectly or directly, of the voting power of the Company (other than any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Subsidiaries); or

(ii) consummation of an amalgamation, merger, consolidation, recapitalization, or similar business combination transaction of the Company or any direct or indirect Subsidiary thereof with any other entity (other than the Investor, an Investor-controlled entity, any personnel affiliated with the Investor or an Investor-controlled entity, or any Affiliate of the Company immediately prior to such transaction) or a sale or other disposition of all or substantially all of the assets of the Company to any other Person (other than the Investor, an Investor-controlled entity, any personnel affiliated with the Investor or an Investor-controlled entity, or an Affiliate of the Company immediately prior to such transaction), following which the voting securities of the Company that are outstanding immediately prior to such transaction cease to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity (or the Person that owns substantially all of the Company’s assets either directly or through one or more Subsidiaries) or any Parent or other Affiliate thereof) at least 50% of the combined voting power of the securities of the Company or, if the Company is not the surviving entity, such surviving entity (or the Person that owns substantially all of the Company’s assets either directly or through one or more Subsidiaries) or any Parent or other Affiliate thereof, outstanding immediately after such transaction.

Notwithstanding anything in the foregoing to the contrary, with respect to compensation (A) that is subject to Section 409A of the Code and (B) for which a Change in Control would accelerate the timing of payment thereunder, the term “Change in Control” shall mean an event that is both (x) a Change in Control (as defined above) and (y) a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, as defined in Section 409A of the Code and authoritative guidance thereunder, but only to the extent necessary to comply with Section 409A of the Code as determined by the Company.

Section 10. Forfeiture of Awards

Notwithstanding anything in this Plan to the contrary, the Committee shall have the authority under this Plan to provide in any Award Agreement (or to require a Participant to agree by separate written instrument) that in the event of serious misconduct by a Participant (including, without limitation, any misconduct prejudicial to or in conflict with the Company or its Subsidiaries or Affiliates, or any Termination of Employment for Cause), or any activity of a Participant in competition with the business of the Company or any Subsidiary or Affiliate of the

Company, (a) any outstanding Options or Stock Appreciation Rights, both vested and unvested, granted to a Participant shall be cancelled, (b) all Awards with respect to which restrictions have not lapsed shall be forfeited, (c) any proceeds, gains, or other economic benefit actually or constructively received by the Participant upon any receipt or exercise of the Award, must be paid to the Company, and (d) any portion of an Award that has been deferred, whether or not vested, shall be forfeited. The determination of whether a Participant has engaged in serious misconduct or any activity in competition with the business of the Company or any Subsidiary or Affiliate of the Company shall be determined by the Committee in good faith and in its sole discretion. In all events, if the Company is required to adopt a recoupment policy in order to comply with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, all Awards granted under this Plan (whether granted prior to, on, or after such adoption date) shall be subject to such recoupment policy immediately upon the effective date of such policy.

Section 11. Term, Amendment, and Termination

(a) Termination Date. This Plan will terminate on the tenth (10th) anniversary (the “Termination Date”) of the Effective Date. No Awards may be granted after such Termination Date. Under this Plan, any Awards outstanding as of such date of termination of this Plan shall not be affected or impaired by the termination of this Plan and such outstanding Awards shall remain in effect and the terms of this Plan will apply until such Awards terminate as provided in the applicable Award Agreement.

(b) Amendment of Plan. The Board may amend, alter, or discontinue this Plan, but no amendment, alteration, or discontinuation shall be made that would materially impair the rights of the Participant with respect to a previously granted Award without such Participant’s consent, except such an amendment made to comply with applicable law, including, without limitation, Section 409A of the Code, listing standards of the Applicable Exchange, or accounting rules. In addition, no such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by applicable law or the listing standards of the Applicable Exchange.

(c) Amendment of Awards. Subject to Section 5(d), the Committee may unilaterally amend the terms of any Award theretofore granted, but no such amendment shall without the Participant’s consent materially impair the rights of any Participant with respect to an Award, except such an amendment made to cause this Plan or Award to comply with applicable law, stock exchange rules or accounting guidance.

Section 12. Unfunded Status of Plan

This Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in this Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary or Affiliate of the Company.

Section 13. General Provisions

(a) Representation. The Committee may require each Person purchasing or receiving Shares pursuant to an Award to represent to and agree with the Company in writing that such Person is acquiring the Shares without a view to the distribution thereof. The certificates for such Shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer. Notwithstanding any other provision of this Plan or any Award Agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for Shares under this Plan prior to fulfillment of all of the following conditions:

(i) Listing or approval for listing upon notice of issuance, of such Shares on the Applicable Exchange;

(ii) Any registration or other qualification of such Shares under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification that the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and

(iii) Obtaining any other consent, approval, or permit from any state or federal governmental agency that the Committee shall, in its absolute discretion upon the advice of counsel, determine to be necessary or advisable.

(b) No Limit of Other Arrangements. Nothing contained in this Plan shall prevent the Company or any Subsidiary or Affiliate of the Company from adopting other or additional compensation arrangements for its employees.

(c) No Contract of Employment. Nothing contained in this Plan or in any Award Agreement shall confer upon any Participant any right with respect to the continuation of his or her employment by or service with the Company or any of its Subsidiaries or interfere in any way with the right of the Company or any such Subsidiary, in its sole discretion, at any time to terminate such employment or service or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Award.

(d) Required Taxes. No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal, state, local, or foreign income, employment, or other tax purposes with respect to any Award under this Plan, such Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. If determined by the Company, the maximum rate (or such lower rate as the Company may elect or as may be required) of tax withholdings may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of such tax withholdings with Common Stock. The obligations of the Company under this Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such Participant.

(e) Dividends. Reinvestment of dividends in additional Restricted Stock at the time of any dividend payment, and the payment of Shares with respect to dividends to Participants holding Awards of Restricted Stock Units or Performance Stock Units, shall only be permissible if sufficient Shares are available under Section 3 for such reinvestment or payment (taking into account then outstanding Awards). If sufficient Shares are not available for such reinvestment or payment, such reinvestment or payment shall be made in the form of a grant of Restricted Stock Units or Performance Stock Units equal in number to the Shares that would have been obtained by such payment or reinvestment, the terms of which Restricted Stock Units or Performance Stock Units shall provide for settlement in cash and for dividend equivalent reinvestment in further Restricted Stock Units or Performance Stock Units on the terms contemplated by this Section 13(e).

(f) Death Beneficiary. The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of the Participant’s death are to be paid or by whom any rights of the Participant, after the Participant’s death, may be exercised.

(g) Subsidiary Employees. In the case of a grant of an Award to any employee of a Subsidiary of the Company, the Company may, if the Committee so directs, issue or transfer the Shares, if any, covered by the Award to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary will transfer the Shares to the employee in accordance with the terms of the Award specified by the Committee pursuant to the provisions of this Plan. All Shares underlying Awards that are forfeited or cancelled shall revert to the Company.

(h) Governing Law. All questions concerning the construction, interpretation, and validity of this Plan and the instruments evidencing the Awards granted hereunder shall be governed by, and construed and enforced in accordance with, the domestic laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In furtherance of the foregoing, the internal law of the State of Delaware shall control the interpretation and construction of this Plan, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

(i) Nontransferability. Unless otherwise provided by the Committee, no Award granted under this Plan shall be assignable or otherwise transferable by the Participant, except by designation of a beneficiary, by will or by the laws of descent and distribution.

(j) Section 16 Compliance. The provisions of this Plan are intended to ensure that no transaction under this Plan is subject to (and not exempt from) the short-swing recovery rules of Section 16(b) of the Exchange Act (“Section 16(b)”). Accordingly, the composition of the Committee shall be subject to such limitations as the Board deems appropriate to permit transactions pursuant to this Plan to be exempt (pursuant to Rule 16b-3) from Section 16(b), and no delegation of authority by the Committee shall be permitted if such delegation would cause any such transaction to be subject to (and not exempt from) Section 16(b).

(k) Section 409A of the Code. It is the intention of the Company that no Award shall be “deferred compensation” subject to Section 409A of the Code, unless and to the extent that the Committee specifically determines otherwise as provided in the immediately following sentence, and this Plan and the terms and conditions of all Awards shall be interpreted accordingly. The terms and conditions governing any Awards that the Committee determines will be subject to Section 409A of the Code, including any rules for elective or mandatory deferral of the delivery of cash or Shares pursuant thereto, and any rules regarding treatment of such Awards in the event of a Change in Control, shall be set forth in the applicable Award Agreement, and shall comply in all respects with Section 409A of the Code. Notwithstanding any other provision of this Plan to the contrary, with respect to any Award that constitutes a “nonqualified deferred compensation plan” subject to Section 409A of the Code, each designated payment under an Award is intended to constitute a separate payment within the meaning of Section 409A of the Code, and any payments (whether in cash, Shares, or other property) to be made with respect to the Award upon the Participant’s Termination of Employment shall be delayed until the first day of the seventh month following the Participant’s Termination of Employment if the Participant is a “specified employee” within the meaning of Section 409A of the Code.

(l) Foreign Employees and Foreign Law Considerations. The Committee may grant Awards to Eligible Individuals who are foreign nationals, who are located outside the United States, who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in this Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of this Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, or sub-plans as may be necessary or advisable to comply with such legal or regulatory provisions.

(m) No Restriction of Corporate Action. Nothing contained in this Plan or in any Award Agreement shall be construed to prevent the Company or any Subsidiary or Affiliate of the Company from taking any corporate action that is deemed by the Company or by its Subsidiaries and Affiliates to be appropriate or in its best interest, whether such action would have an adverse effect on this Plan or any Award made under this Plan. No Participant or beneficiary of a Participant shall have any claim against the Company or any Affiliate as a result of any corporate action.

(n) No Right to an Award or Grant. Neither the adoption of this Plan nor any action of the Board or the Committee shall be deemed to give an employee, director, or consultant any right to be granted an Option to purchase Common Stock or receive an Award under this Plan, except as may be evidenced by an Award Agreement duly executed on behalf of the Company, and then only to the extent of and on the terms and conditions expressly set forth in the Award Agreement.

(o) Effective Date of Plan. This Plan shall be effective as of the date (the “Effective Date”) it is adopted by the Board; provided that it has been approved or is thereafter approved by the stockholders of the Company in accordance with all applicable laws, regulations, and rules and listing standards of the Applicable Exchange.

* * * * * *

As adopted by the Board, effective February 24, 2017.